Exhibit 24.1

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Lydall, Inc. (the “Corporation”), does hereby constitute and appoint Sara A. Greenstein and Randall B. Gonzales, and each of them singly, as his agent and attorney-in-fact to do any and all things and acts in his/her name and in the capacities indicated below and to execute any and all instruments for him/her and in his/her name in the capacities indicated below which said Sara A. Greenstein and Randall B. Gonzales, or either of them, may deem necessary or advisable to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the preparation and filing of the Corporation’s Annual Report on Form 10-K (the “Annual Report”) respecting the fiscal year ended December 31, 2020, including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities indicated below the Annual Report and any and all amendments thereto, and each of the undersigned does hereby ratify and confirm all that said Sara A. Greenstein and Randall B. Gonzales, or either of them, shall do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his or her name.

/s/Marc T. Giles___________________            Chairman of the Board    February 18, 2021
Marc T. Giles    and Director

/s/Sara A. Greenstein________________    President, Chief        February 18, 2021
Sara A. Greenstein        Executive Officer
        and Director

/s/Kathleen Burdett________________    Director        February 18, 2021
Kathleen Burdett

/s/James J. Cannon_________________        Director        February 18, 2021
James J. Cannon

/s/Matthew T. Farrell_______________    Director        February 18, 2021
Matthew T. Farrell

/s/William D. Gurley_______________    Director        February 18, 2021
William D. Gurley

/s/Suzanne Hammett_______________    Director        February 18, 2021
Suzanne Hammett

/s/S. Carl Soderstrom, Jr.___________    Director        February 18, 2021
S. Carl Soderstrom, Jr.

/s/ David G. Bills________________        Director        February 18, 2021
David G. Bills